                                                                       EXHIBIT B

                             CROSS OPTION AGREEMENT

     This Cross Option Agreement (the "Agreement") is entered into May 2, 1995, by and among Green, a California corporation ("Green"), GW Acquisition Corp., a California corporation and a wholly-owned subsidiary of Green ("Merger Sub") and Evergreen Healthcare, Inc., a Georgia corporation ("Whitecap").

                                    RECITALS

     WHEREAS, concurrently with the execution of this Agreement, Green, Merger Sub and Whitecap are entering into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement") (capitalized terms used but not defined herein shall have the same meaning assigned to such terms in the Merger Agreement), pursuant to which Green proposes to acquire Whitecap by means of a merger (the "Merger") of Merger Sub with and into Whitecap in which (a) each issued and outstanding share of common stock, $.01 par value, of Whitecap (the "Whitecap Common Stock"), other than shares of Whitecap Common Stock that are owned by Whitecap as treasury stock, shall automatically be converted into the right to receive .775 shares (the "Exchange Ratio") of the common stock, no par value, of Green; (b) the issued and outstanding shares of the common stock, no par value, of Merger Sub shall be converted into one hundred (100) shares of fully paid and nonassessable shares of common stock, no par value, of the Surviving Corporation; and (c) each outstanding option to purchase Whitecap Common Stock shall be assumed by Green as provided in Section 5.7 of the Merger Agreement; and

     WHEREAS, as a condition to the willingness of the parties to enter into the Merger Agreement and incur expenses and expend time and effort in connection with the Merger Agreement and transactions contemplated thereby, Green and Merger Sub have required that Whitecap agree, and Whitecap has agreed, among other things, to grant to Green an option to purchase 19.9% of the outstanding shares of Whitecap Common Stock immediately prior to the exercise of such option, and Whitecap has required that Green agree, and Green has agreed, among other things, to grant to Whitecap an option to purchase 19.9% of the outstanding shares of Green Common Stock immediately prior to the exercise of such option in accordance with the terms of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                           THE WHITECAP STOCK OPTION

     1.1 Grant of Whitecap Stock Option. Whitecap hereby grants to Green an irrevocable option (the "Whitecap Stock Option") to purchase newly issued shares of Whitecap Common Stock in an amount equal to 19.9% of the outstanding Whitecap Common Stock immediately prior to the exercise of the Whitecap Stock Option (the "Whitecap Option Shares") at a purchase price of $13 1/8 per Whitecap Option Share (the "Whitecap Stock Purchase Price"). The Whitecap Common Stock Purchase Price shall equal the last sales price per share of the Whitecap Common Stock on the date hereof, as such price is reported on the New York Stock Exchange composite tape ("NYSE").

     1.2  Exercise of Whitecap Stock Option.

     (a) The Whitecap Stock Option may be exercised by Green, in whole but not in part, at any time or from time to time after the Merger Agreement becomes terminable or is terminated by Green or Whitecap under circumstances which could entitle Green to termination fees under Section 7.2(b) of the Merger Agreement (regardless of whether the Merger Agreement is actually terminated or whether there occurs a closing of any Third Party Transaction), any such event by which the Merger Agreement becomes terminable or is terminated being referred to herein as a "Green Triggering Event." In the event Green wishes to exercise the Whitecap Stock Option, Green shall deliver to Whitecap a written notice (a "Green Exercise Notice") notifying Whitecap of its exercise of the Whitecap Stock Option. The closing of such exercise of the Whitecap Stock Option (the "Whitecap Option Closing") shall occur at a place, and on a date and at a time designated by Green in the Green Exercise Notice delivered at least two days prior to the date of the Whitecap Option Closing. The Whitecap Stock Option shall terminate upon the earlier of: (i) the Effective Time; (ii) the termination of the Merger Agreement in accordance with its terms (other than upon or during the continuance of a Green Triggering Event) or (iii) 365 days following any termination of the Merger Agreement upon or during the continuation of a Green Triggering Event (or, if, at the expiration of such 365 day period the Whitecap Stock Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than September 30, 1996). Notwithstanding the foregoing, the Whitecap Stock Option may not be exercised if Green is in material breach of any of its material representations or warranties, or a material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement.

     (b) Upon receipt of a Green Exercise Notice, Whitecap shall be obligated to deliver to Green a certificate or certificates evidencing the Whitecap Option Shares, in accordance with the terms of this Agreement, on the later of (i) the date specified in the Green Exercise Notice or (ii) the first business day on which the conditions specified in Section 1.3 shall be satisfied.

     1.3 Conditions to Delivery of the Whitecap Option Shares. The obligation of Whitecap to deliver the Whitecap Option Shares upon any exercise of the Whitecap Stock Option is subject to the following conditions:

          (a) Such delivery would not in any material respect violate, or otherwise cause the material violation of, any material law, including, without limitation,the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") applicable to such exercise of the Whitecap Stock Option and the delivery of the Whitecap Option Shares; and

          (b) There shall be no preliminary or permanent injunction or other order by any court of competent jurisdiction preventing or prohibiting such exercise of the Whitecap Stock Option or the delivery of the Whitecap Option Shares in respect of such exercise.

     1.4 Closings. At the Closing, Whitecap will deliver to Green a certificate or certificates evidencing the Whitecap Option Shares in the denominations specified in the Green Exercise Notice, and Green will purchase such Whitecap Option Shares from Whitecap at the Whitecap Stock Purchase Price. All payments made by Green to Whitecap pursuant to this Section 1.4 shall be made, at the option of Green, either by wire transfer of immediately available funds in the amount of the Whitecap Stock Purchase Price for the Whitecap Option Shares, or by delivery to Whitecap of a certified or bank check or checks payable to or on the order of Whitecap in an amount equal to the Whitecap Stock Purchase Price.

     1.5 Adjustments Upon Share Issuances, Changes in Capitalization, etc. In the event of any change in Whitecap Common Stock or in the number of outstanding shares of Whitecap Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction or any other change in the corporate or capital structure of Whitecap (including, without limitation, the declaration or payment of an extraordinary dividend or cash, securities or other property), the type and number of shares or securities to be issued by Whitecap upon exercise of the Whitecap Stock Option shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Green shall receive upon exercise of the Whitecap Stock Option the number, and class of shares and voting power represented thereby or other securities or property that Green would have received in respect of Whitecap Common Stock if the Whitecap Stock Option had been exercised immediately prior to such event, or the record date therefor, as applicable, and elected to the fullest extent it would have been permitted to elect, to receive such securities, cash or other property.

                                   ARTICLE II

                             THE GREEN STOCK OPTION

     2.1 Grant of Green Stock Option. Green hereby grants to Whitecap an irrevocable option (the "Green Stock Option") to purchase newly issued Shares of Green Common Stock in an amount equal to 19.9% of the outstanding Green Common Stock immediately prior to the exercise of the Green Stock Option (the "Green Option Shares") at a purchase price of $16 5/8 per Green Option Share (the "Green Stock Purchase Price"). The Green Stock Purchase Price shall equal the last sales price per share of the Green Common Stock on the date hereof, as such price is reported on the NYSE composite tape.

     2.2  Exercise of Green Stock Option.

     (a) The Green Stock Option may be exercised by Whitecap, in whole but not in part, at any time or from time to time after the Merger Agreement becomes terminable or is terminated by Whitecap or Green under circumstances which could entitle Whitecap to termination fees under Section 7.2(a) of the Merger Agreement (regardless of whether the Merger Agreement is actually terminated or whether there occurs a closing of any Third Party Transaction), any such event by which the Merger Agreement becomes terminable or is terminated being referred to herein as a "Whitecap Triggering Event." In the event Whitecap wishes to exercise the Green Stock Option, Whitecap shall deliver to Green a written notice (a "Whitecap Exercise Note") notifying Green of its exercise of the Green Stock Option. The closing of such exercise of the Green Stock Option (the "Green Option Closing") shall occur at a place, and on a date and at a time designated by Whitecap in the Whitecap Exercise Notice delivered at least two days prior to the date of the Green Option Closing. The Green Stock Option shall terminate upon the earlier of: (i) the Effective Time; (ii) the termination of the Merger Agreement in accordance with its terms (other than upon or during the continuance of a Whitecap Triggering Event) or (iii) 365 days following any termination of the Merger Agreement upon or during the continuation of a Whitecap Triggering Event (or, if, at the expiration of such 365 day period the Green Stock Option cannot be exercised by reason of any applicable judgment, decree, order, law or regulation, ten business days after such impediment to exercise shall have been removed or shall have become final and not subject to appeal, but in no event under this clause (iii) later than September 30, 1996). Notwithstanding the foregoing, the Green Stock Option may not be exercised if Whitecap is in material breach of any of its material representations or warranties, or a material breach of any of its covenants or agreements, contained in this Agreement or in the Merger Agreement.

     (b) Upon receipt of a Whitecap Exercise Notice, Green shall be obligated to deliver to Whitecap a certificate or certificates evidencing the Green Option Shares, in accordance with the terms of this Agreement, on the later of (i) the date specified in the Whitecap Exercise Notice or (ii) the first business day on which the conditions specified in Section 2.3 shall be satisfied.

     2.3 Conditions to Delivery of the Green Option Shares. The obligation of Green to deliver the Green Option Shares upon any exercise of the Green Stock Option is subject to the following conditions:

          (a) Such delivery would not in any material respect violate, or otherwise cause the material violation of, any material law, including, without limitation,the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") applicable to such exercise of the Green Stock Option and the delivery of the Green Option Shares; and

          (b) There shall be no preliminary or permanent injunction or other order by any court of competent jurisdiction preventing or prohibiting such exercise of the Green Stock Option or the delivery of the Green Option Shares in respect of such exercise.

     2.4 Closings. At the Closing, Green will deliver to Whitecap a certificate or certificates evidencing the Green Option Shares in the denominations specified in the Whitecap Exercise Notice, and Whitecap will purchase such Green Option Shares from Green at the Green Stock Purchase Price. All payments made by Whitecap to Green pursuant to this Section 2.4 shall be made, at the option of Whitecap, either by wire transfer of immediately available funds in the amount of the Green Stock Purchase Price for the Green Option

Shares, or by delivery to Green of a certified or bank check or checks payable to or on the order of Green in an amount equal to the Green Stock Purchase Price.

     2.5 Adjustments Upon Share Issuances, Changes in Capitalization, etc. In the event of any change in Green Common Stock or in the number of outstanding shares of Green Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction or any other change in the corporate or capital structure of Green (including, without limitation, the declaration or payment of an extraordinary dividend or cash, securities or other property), the type and number of shares or securities to be issued by Green upon exercise of the Green Stock Option shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Whitecap shall receive upon exercise of the Green Stock Option the number, class of shares and voting power represented thereby or other securities or property that Green would have received in respect of Green Common Stock if the Green Stock Option had been exercised immediately prior to such event, or the record date therefor, as applicable, and elected to the fullest extent it would have been permitted to elect, to receive such securities, cash or other property.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF WHITECAP

     Whitecap hereby represents and warrants to each of Green and Merger Sub as follows:

     3.1 Authority Relative to This Agreement. Whitecap has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Whitecap and the consummation by Whitecap of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Whitecap, and no other corporate proceedings on the part of Whitecap are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by Whitecap and, assuming the due authorization, execution and delivery by each of Green and Merger Sub, constitutes a legal, valid and binding obligation of Whitecap, enforceable against Whitecap in accordance with its terms.

     3.2 Authority to Issue Shares. Whitecap has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof until the Whitecap Stock Option shall no longer be exercisable, shall have reserved, all the Whitecap Option Shares issuable pursuant to this Agreement, and Whitecap will take all necessary corporate action to authorize and reserve and permit it to issue all additional shares of Whitecap Common Stock or other securities which may be issued pursuant to Section 1.5, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, shall be duly authorized, validly issued, fully paid and nonassessable, shall be delivered free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Green's and Merger Sub's voting rights, charges and other encumbrances of any nature whatsoever (other than this Agreement) and shall not be subject to any preemptive rights.

     3.3 Consents, No Conflict. The execution and delivery of this Agreement by Whitecap does not, and the performance of this Agreement by Whitecap will not,
(i) require any consent, approval, authorization or permit of, or filing with or notification to (other than pursuant to the HSR Act) any governmental or regulatory authority, (ii) conflict with or violate the Articles of Incorporation or Bylaws of Whitecap or, (iii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Whitecap or by which any property or asset of Whitecap or any Whitecap Subsidiary or by which any property or asset of Whitecap or any Whitecap Subsidiary is bound or affected, or (iv) result in any breach of or constitute a default (or any event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance of any nature whatsoever on any property or asset of Whitecap or any Whitecap Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Whitecap or any Whitecap Subsidiary or any property or asset of Whitecap or any Whitecap subsidiary is bound or affected.

                                   ARTICLE IV

                             COVENANTS OF WHITECAP

     Whitecap hereby covenants and agrees as follows:

     4.1 Listing; Other Action. (a) Whitecap shall, at its expense, use reasonable best efforts to cause the Whitecap Option Shares to be approved for listing on the NYSE, subject to notice of issuance, as promptly as practicable following the date the Whitecap Stock Option first becomes exercisable pursuant to Section 1.2 hereof, and will provide prompt notice to the NYSE of the issuance of each Whitecap Option Share.

     (b) Whitecap shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereunder, including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental entities. Without limiting the generality of the foregoing, Whitecap shall, when required in order to effect the transactions contemplated hereunder, make all filings and submissions under the HSR Act as promptly as practicable.

     4.2 Registration. Upon the request of Green at any time and from time to time within three (3) years of the Whitecap Option Closing, Whitecap agrees (i) to effect, as promptly as practicable, up to three registrations under the Securities Act of 1933, as amended (the "Securities Act"), covering any part or all (as may be requested by Green) of the securities that have been acquired by or are issuable to Green upon exercise of the Whitecap Stock Option, and to use its best efforts to qualify such Whitecap Option Shares or other securities under any applicable state securities laws and (ii) to include any part or all of the Whitecap Option Shares or such other securities in any registration statement for common stock filed by Whitecap under the Securities Act in which such inclusion is permitted under applicable rules and regulations and to use its best efforts to keep each such registration described in clauses (i) and
(ii) effective for a period of not less than six (6) months. If the managing underwriter of a proposed offering of securities by Whitecap shall advise Whitecap in writing that, in the reasonable opinion of the managing underwriter, the distribution of the Whitecap Option Shares requested by Green to be included in a registration statement concurrently with securities being registered for sale by Whitecap would adversely affect the distribution of such securities by Whitecap, then Whitecap shall either (i) include such Whitecap Option Shares in the registration statement, but Green shall agree to delay the offering and sale for such period of time as the managing underwriter may reasonably request (provided that Green may at any time withdraw its request to include the Whitecap Option Shares in such offering) or (ii) include such portion of the Whitecap Option Shares in the registration statement as the managing underwriter advises may be included for sale simultaneously with sales by Whitecap. The registrations effected under this Section 4.2 shall be effected at Whitecap's expense except for underwriting commissions allocable to the Whitecap Option Shares and the fees and disbursements of Green's counsel. Whitecap shall indemnify and hold harmless Green, its affiliates and controlling persons and their respective officers, directors, agents and representatives from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, all out-of-pocket expenses, investigation expenses, expenses incurred with respect to any judgment and fees and disbursements of counsel and accountants) arising out of or based upon any statements contained in, or omissions or alleged omissions from, each registration statement (and related prospectus) filed pursuant to this Section 4.2; provided, however, that Whitecap shall not be liable in any such case to Green or any affiliate or controlling person of Green or any of their respective officers, directors, agents or representatives to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statement or prospectus in reliance upon, and in conformity with, written information furnished to Whitecap with respect to Green, specifically for use in the preparation thereof by Green.

     4.3 Distribution. Whitecap shall acquire the Green Option Shares for investment purposes only and not with a view to any distribution thereof in violation of the Securities Act, and shall not sell any Green Option Shares purchased pursuant to this Agreement except in compliance with the Securities Act.

                                   ARTICLE V

             REPRESENTATIONS AND WARRANTIES OF GREEN AND MERGER SUB

     Each of Green and Merger Sub hereby represents and warrants to Whitecap as follows:

     5.1 Authority Relative to this Agreement. Each of Green and Merger Sub has full legal right, power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by Green and Merger Sub will not violate any other agreement to which Green or Merger Sub is a party. This Agreement has been duly and validly executed and delivered by each of Green and Merger Sub and,assuming the due authorization, execution and delivery by Whitecap, constitutes a legal, valid and binding agreement of Green and Merger Sub, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and remedies generally or general principles of equity.

     5.2 Authority to Issue Shares. Green has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof until the Green Stock option shall no longer be exercisable, shall have reserved, all the Green Option Shares issuable pursuant to this Agreement, and Green will take all necessary corporate action to authorize and reserve and permit it to issue all additional shares of Green Common Stock or other securities which may be issued pursuant to Section 2.5 all of which, upon their issuance and delivery in accordance with the terms of this Agreement, shall be duly authorized, validly issued, fully paid and nonassessable, shall be delivered free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Whitecap's voting rights, charges and other encumbrances of any nature whatsoever (other than this Agreement) and shall not be subject to any preemptive rights.

     5.3 Consents, No Conflict. The execution and delivery of this Agreement by Green and Merger Sub does not, and the performance of this Agreement by Green and Merger Sub will not, (i) require any consent, approval, authorization or permit of, or filing with or notification to (other than pursuant to the HSR
Act) any governmental or regulatory authority, (ii) conflict with or violate the Articles of Incorporation or Bylaws of Green or Merger Sub or, (iii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Green or Merger Sub or by which any property or asset of Green or Merger Sub or any Green Subsidiary or by which any property or asset of Green or Merger Sub or any Green Subsidiary is bound or affected, or (iv) result in any breach of or constitute a default (or any event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance of any nature whatsoever on any property or asset of Green or Merger Sub or any Green Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Green or any Green Subsidiary or any property or asset of Green or any Green subsidiary is bound or affected.

                                   ARTICLE VI

                               COVENANT OF GREEN

     Green hereby covenants and agrees as follows:

     6.1 Listing; Other Action. (a) Green shall, at its expense, use reasonable best efforts to cause the Green Option Shares to be approved for listing on the NYSE, subject to notice of issuance, as promptly as practicable following the date the Green Stock Option first becomes exercisable pursuant to Section 2.2 hereof, and will provide prompt notice to the NYSE of the issuance of each Green Option Share.

     (b) Green shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereunder, including, without limitation, using its reasonable best efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental entities. Without limiting the generality of the foregoing, Green shall, when required in order to effect the transactions contemplated hereunder, make all filings and submissions under the HSR Act as promptly as practicable.

     6.2 Registration. Upon the request of Whitecap at any time and from time to time within three (3) years of the Green Option Closing, Green agrees (i) to effect, as promptly as practicable, up to three registrations under the Securities Act of 1933, as amended (the "Securities Act"), covering any part or all (as may be requested by Whitecap) of the securities that have been acquired by or are issuable to Whitecap upon exercise of the Green Stock Option, and to use its best efforts to qualify such Green Option Shares or other securities under any applicable state securities laws and (ii) to include any part or all of the Green Option Shares or such other securities in any registration statement for common stock filed by Green under the Securities Act in which such inclusion is permitted under applicable rules and regulations and to use its best efforts to keep each such registration described in clauses (i) and (ii) effective for a period of not less than six (6) months. If the managing underwriter of a proposed offering of securities by Green shall advise Green in writing that, in the reasonable opinion of the managing underwriter, the distribution of the Green Option Shares requested by Whitecap to be included in a registration statement concurrently with securities being registered for sale by Green would adversely affect the distribution of such securities by Green, then Green shall either (i) include such Green Option Shares in the registration statement, but Whitecap shall agree to delay the offering and sale for such period of time as the managing underwriter may reasonably request (provided that Whitecap may at any time withdraw its request to include the Green Option Shares in such offering) or (ii) include such portion of the Green Option Shares in the registration statement as the managing underwriter advises may be included for sale simultaneously with sales by Green. The registrations effected under this
Section 6.2 shall be effected at Green's expense except for underwriting commissions allocable to the Green Option Shares and the fees and disbursements of Whitecap's counsel. Green shall indemnify and hold harmless Whitecap, its affiliates and controlling persons and their respective officers, directors, agents and representatives from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, all out-of-pocket expenses, investigation expenses, expenses incurred with respect to any judgment and fees and disbursements of counsel and accountants) arising out of or based upon any statements contained in, or omissions or alleged omissions from, each registration statement (and related prospectus) filed pursuant to this Section 6.2; provided, however, that Green shall not be liable in any such case to Whitecap or any affiliate or controlling person of Whitecap or any of their respective officers, directors, agents or representatives to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or omission or alleged omission made in such registration statement or prospectus in reliance upon, and in conformity with, written information furnished to Green with respect to Whitecap, specifically for use in the preparation thereof by Whitecap.

     6.3 Distribution. Green shall acquire the Whitecap Option Shares for investment purposes only and not with a view to any distribution thereof in violation of the Securities Act, and shall not sell any Whitecap Option Shares purchased pursuant to this Agreement except in compliance with the Securities Act.

                                  ARTICLE VII

                                 MISCELLANEOUS

     7.1 Expenses. Except as provided in Section 7.11, each party hereto will pay all of its expenses in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its counsel and other advisors.

     7.2 Notices. All notices or other communications required or permitted hereunder shall be in writing (except as otherwise provided herein) and shall be deemed duly given when received by delivery in person, by telecopy, telex or telegram or by certified mail, postage prepaid, or by an overnight courier service, addressed as follows:

        If to Green or Merger Sub:

           300 Corporate Pointe, Suite 400
           Culver City, California 90230
           Attn: Evrett W. Benton
           Telecopier: (310) 645-1609

         With copies to:

           Brobeck, Phleger & Harrison
           550 South Hope Street
           Los Angeles, California 90071-2604
           Attn: Mitchell L. Edwards, Esq.
           Telecopier: (213) 239-1324

        If to Whitecap:

           184 Shuman Boulevard, Suite 200
           Naperville, Illinois 60563
           Attn: Mr. William G. Petty

         With copies to:

           Rogers & Hardin
           2700 Cain Tower, Peachtree Center
           229 Peachtree Street, N.E.
           Atlanta, Georgia 30303
           Attn: Alan C. Leet, Esq.
           Telecopier: (404) 525-2224

     7.3 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

     7.4 Assignment. This Agreement shall not be assigned by operation of law or otherwise.

     7.5 Governing Law. This Agreement, and all matters relating hereto, shall be governed by, and construed in accordance with the laws of the State of California without giving effect to the principles of the laws thereof.

     7.6 Injunctive Relief. The parties agree that in the event of a breach of any provision of this Agreement, the aggrieved party may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

     7.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

     7.8 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

     7.9 Further Assurances. Each party hereto will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated by this Agreement.

     7.10 Third Party Beneficiaries. Nothing in this Agreement, expressed or implied, shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or by reason of this Agreement or any provision contained herein.

     7.11 Legal Expenses. In the event any legal proceeding is commenced by any party to this Agreement to enforce or recover damages for any breach of the provisions hereof, the prevailing party in such legal proceeding shall be entitled to recover in such legal proceeding from the losing party such prevailing party's costs and expenses incurred in connection with such legal proceedings, including reasonable attorney's fees.

     7.12 Amendment and Modification. This Agreement may be amended, modified and supplemented only by a written document executed by Green, Merger Sub and Whitecap.

     IN WITNESS WHEREOF, Green, Merger Sub and Whitecap have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          GRANCARE, INC.

                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                          GW ACQUISITION CORP.

                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                          EVERGREEN HEALTHCARE, INC.

                                          By:
                                              ---------------------------------
                                              Name:
                                              Title: